CASH ACCUMULATION TRUST
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




                                              November29, 2007



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


      Re:	Cash Accumulation Trust
             File No. 811-4060


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the annual period ended
September 30, 2007.  The enclosed is
being filed electronically via the EDGAR System.

                                              Yours truly,


							/s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary





       This report is signed on behalf of the
Registrant in the City of Newark and
State of New Jersey on the 29th day of November 2007.



Cash Accumulation Trust



Witness:  /s/ Floyd L. Hoelscher				By:  /s/ Jonathan D. Shain
           Floyd L. Hoelscher				Jonathan D. Shain
           					Assistant Secretary





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